May 25, 2022 2022 Analyst & Investor Day

2022 ANALYST & INVESTOR DAY Welcome & Agenda Kristie Waugh Senior Vice President, Investor Relations and FP&A

Forward-looking statements Certain statements made in this presentation and the associated webcast may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions (including our announced acquisitions of TriState Capital Holdings, Inc. and SumRidge Partners, LLC), divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. 3

Agenda 4 1:00 PM Paul Reilly Chair & CEO, Raymond James Financial Strategic Overview 1:30 PM Scott Curtis President, Private Client Group Private Client Group 2:00 PM Jeff Dowdle COO, Raymond James Financial & President, Asset Management Group Bob Kendall President, Carillon Tower Advisers Asset Management 2:30 PM Break 2:45 PM Steve Raney Chairman & CEO, Raymond James Bank Raymond James Bank 3:15 PM Paul Shoukry CFO, Raymond James Financial Financial Review

2022 ANALYST & INVESTOR DAY Strategic Overview Paul Reilly Chair & CEO, Raymond James Financial

6 Our firm has been shaped by four core values

7 Raymond James Financial Private Client Group, $6,611M Capital Markets, $1,885M Asset Management, $867M RJ Bank, $672M BY THE NUMBERS (as of Mar. 31, 2022) Client assets under administration $1.26 trillion* Approximately 8,700 advisors in U.S., Canada, and U.K.* 137 consecutive quarters of profitability More than 2x required total capital ratio** Strong credit ratings: A-/Stable Outlook (Fitch), A3/Stable Outlook (Moody’s), BBB+/Positive Outlook (S&P) S&P 500 & Fortune 400 company $9.8B Net Revenues FY 2021 Note: Chart is intended to show relative contribution of each of the firm's four core business segments. Dollar amounts do not add to total net revenues due to "Other" segment and intersegment eliminations not being depicted. Other includes the firm's private equity investments, interest income on certain corporate cash balances, as well as certain corporate overhead costs of Raymond James Financial including the interest cost on our public debt, losses on extinguishment of debt, and certain acquisition-related expenses. *These metrics include the impact of the acquisition of Charles Stanley, which was completed on January 21, 2022. **To be considered well-capitalized.

8 We set out to be the Premier Alternative to Wall Street RJF 2022 S c o p e a n d S c a le o f S e rv ic e s Culture: Advisor/Client Orientation Wirehouses Custodians Regionals Boutiques RJF 2010 Independents The Premier Alternative to Wall Street

$1.46 $6.63 FY 2011 FY 2021 EARNINGS PER DILUTED SHARE 3,334 9,760 FY 2011 FY 2021 CONSOLIDATED NET REVENUES $ MILLIONS 9 This focus resulted in strong growth over the past 10 years Note: 10-year CAGR for period FY 2011 – FY 2021. Charts not to scale. All share and per share information has been retroactively adjusted to reflect the September 21, 2021 3-for-2 stock split. 256 1,179 FY 2011 FY 2021 CLIENT ASSETS UNDER ADMINISTRATION $ BILLIONS 11% 10-Year CAGR 16% 10-Year CAGR 17% 10-Year CAGR

10 Strong growth has continued in the first half of fiscal year 2022 4,594 5,454 FYTD 2021 FYTD 2022 CONSOLIDATED NET REVENUES $ MILLIONS Note: FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. All share and per share information has been retroactively adjusted to reflect the September 21, 2021 3-for-2 stock split. $3.16 $3.61 FYTD 2021 FYTD 2022 EARNINGS PER DILUTED SHARE 1,085 1,256 Mar. 31, 2021 Mar. 31, 2022 CLIENT ASSETS UNDER ADMINISTRATION $ BILLIONS 19% Y/Y Change 14% Y/Y Change 16% Y/Y Change

11 Diverse and complementary businesses RAYMOND JAMES BANK ASSET MANAGEMENT CAPITAL MARKETS ~$12.8B Loans primarily to PCG clients (mortgages, SBL loans, structured lending) $76.5B Stable source of deposits Loans to institutional clients Research opinions Referrals Economic and industry research and perspectives Referrals Corporate executive services ~60 analysts covering ~1,190 companies* High-quality research Significant distribution capabilities Investment options (CTA) Product due diligence and selection (AMS) PRIVATE CLIENT GROUP Note: As of March 31, 2022. *Includes U.S. and Canadian companies.

12 Diversification has shown its value over the cycle 41% 36% 33% 40% 40% 36% 34% 41% 40% 43% 37% 37% 15% 13% 15% 16% 12% 15% 13% 7% 8% 18% 26% 26% 12% 11% 14% 15% 16% 14% 16% 17% 17% 23% 19% 19% 32% 40% 39% 29% 32% 36% 37% 35% 35% 16% 18% 17% FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 CONTRIBUTION OF PRE-TAX INCOME BY SEGMENT Raymond James Bank Asset Management Capital Markets Private Client Group Note: Chart above does not include intersegment eliminations or the “Other” segment. May not total due to rounding. Certain prior period amounts have been restated from amounts previously presented due to the subsequent adoption of new accounting guidance. FYTD 2022 includes first two quarters of fiscal year 2022.

Looking ahead 13

14 Growth initiatives Drive organic growth across core businesses 1 Expand investments in technology 2 Maintain focus on strategic M&A and effective integrations 3

15 Private Client Group Drive organic growth across core businesses 1 Best-in-class experience Leverage entire firm’s resources Strong retention and recruiting

16 Capital Markets Drive organic growth across core businesses 1 Expand M&A platform New market expansion Attract and develop key professional talent

17 Asset Management Drive organic growth across core businesses 1 Enhance investment solutions Implement technology for increased productivity Expand Carillon Tower Advisers offering

18 Raymond James Bank Drive organic growth across core businesses 1 Grow PCG client loans Selectively grow corporate loans Manage credit risk

A focus on technology 19 Expand investments in technology FLEXIBLE INTUITIVE EFFICIENT CUSTOMIZABLE PRODUCTIVE BUSINESS GROWING SERVE CLIENTS ANYWHERE APPROACH • Built from the mind of the advisor • Develop leading capabilities that are: • Easy-to-use • Customizable • Forward-thinking • Innovate where it matters most • Invest heavily in infrastructure & stability OBJECTIVES • Protect the firm, advisors & their clients • Attract & retain financial advisors • Help advisors increase their productivity through efficiencies & deepening client relationships 2

20 Future of advice Expand investments in technology 2

21 Investments in technology Expand investments in technology Drive long-term technology advancements by streamlining access to artificial intelligence for rapid execution • Artificial Intelligence • Augmented Reality • Blockchain • Data Lake • Digital Personas • Machine Learning • Robotics • Zero Day Settlement 2

22 1999 2000 2009 2011 2012 2015 2016 2017 2019 2020 2021 2022 Note: The completion of the TriState Capital Holdings, Inc. and SumRidge Partners, LLC acquisitions are subject to certain regulatory and other closing conditions. pending We have a strong track record and remain focused on strategic M&A Maintain focus on strategic M&A and effective integrations 3

Maintain focus on strategic M&A and effective integrations Recent and pending acquisitions • U.K.-based provider of holistic wealth management services to private clients, charities, trusts and institutions • Origins trace back to 1792 and was one of oldest firms on the London Stock Exchange • Added $33 billion of client assets under administration and 200 financial advisors • Provides opportunity to accelerate growth in the U.K. through multiple affiliation options • Transaction closed on January 21, 2022 • Diversified financial services firm providing banking and asset management services to individuals, corporations and municipalities • A leading provider of securities-based loans with balances of $7.3 billion • Branchless bank model with total deposits of $12.2 billion and total loans of $11.2 billion • Transaction pending, expected close by end of fiscal third quarter 2022 23 • Technology-driven fixed income market maker specializing in investment-grade and high-yield corporate bonds, municipal bonds, and institutional preferred securities • Ranks among the top liquidity partners for cash trading on most major electronic bond platforms • Transaction pending, expected close by end of fiscal fourth quarter 2022 Note: As of March 31, 2022. The completion of the TriState Capital Holdings, Inc. and SumRidge Partners, LLC acquisitions are subject to certain regulatory and other closing conditions. 3

Our approach to corporate responsibility 24 Toward a more sustainable future PEOPLE SUSTAINABILITY COMMUNITY GOVERNANCE

Diversity & inclusion 25 WORKFORCE* 45% women 20% people of color Note: For more information, see the 2021 Corporate Responsibility Report available on our Investor Relations website. *As of October 2021. 6 Associate Inclusion Networks 3 Advisor Inclusion Networks $1.5M Initial Pledge to the Black Community

Commitment to our communities 26 Note: For more information, see the 2021 Corporate Responsibility Report available on our Investor Relations website. Figures above denote contributions to Raymond James Cares Month in 2021 across the U.S., Canada and the U.K. $522,218 Donated or Raised 6,691 Volunteer Hours 80,343 Pounds of Food 58,294 Meals, Packed and Served

Sustainability & governance 27 BOARD OF DIRECTORS* 44% women 33% people of color Note: For more information, see the 2021 Corporate Responsibility Report available on our Investor Relations website. *This information pertains to our non-executive directors. As of February 24, 2022. Created the Corporate Governance and ESG Committee enhancing the formal oversight and disclosure of ESG issues in our firm

28

2022 ANALYST & INVESTOR DAY Q&A Paul Reilly Chair & CEO, Raymond James Financial

2022 ANALYST & INVESTOR DAY Private Client Group Scott Curtis President, Private Client Group

31 Private Client Group OVERVIEW #6 largest wealth manager(1) in U.S. Assets in fee-based accounts $678.0 billion(2) 80%+ asset-based revenues(3) Flexible affiliation options with AdvisorChoice® platform Full-service support resources and award-winning technology <1% regrettable advisor attrition(4) $1.20T Client Assets Under Administration(2) 8,730 Advisors(2) Note: As of March 31, 2022 unless otherwise noted. 1. Based on client assets. The definitions for client assets may be inconsistent across companies. Rankings include independent broker dealers but exclude RIA custodians. Sourced from company reports with latest available data. 2. These metrics include the impact of the acquisition of Charles Stanley Group PLC, which was completed on January 21, 2022. 3. Asset-based revenues include asset management and related administrative fees, asset-based brokerage revenues, interest income, RJBDP fees, and mutual fund and annuity service fees. 4. Regrettable attrition is defined as any Financial Advisor with a T12 production greater than $350k, who voluntarily leaves the firm to join a competitor.

FY 2016 FY 2021 Mar. 31, 2022 FINANCIAL ADVISORS Employees Independent Contractors 231.0 627.1 678.0 FY 2016 FY 2021 Mar. 31, 2022 ASSETS IN FEE-BASED ACCOUNTS $ BILLIONS 32 Private Client Group growth 574.1 1,115.4 1,198.3 FY 2016 FY 2021 Mar. 31, 2022 ASSETS UNDER ADMINISTRATION $ BILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. Metrics as of March 31, 2022 include the impact of the acquisition of Charles Stanley Group PLC, which was completed on January 21, 2022. As of March 31, 2022, the impact on Private Client Group assets under administration was $33 billion, the impact on Private Client Group assets in fee-based accounts was $21 billion, and the impact on financial advisors was the addition of 200 advisors. Charts not to scale. 7,146 8,482 8,730 14% 5-Year CAGR 22% 5-Year CAGR 4% 5-Year CAGR

33 Private Client Group growth 310% 161% Raymond James Peer Group Median 10-YEAR CHANGE MAR. 31, 2012 – MAR. 31, 2022 58% 40% Raymond James Peer Group Median 3-YEAR CHANGE MAR. 31, 2019 – MAR. 31, 2022 96% 66% Raymond James Peer Group Median 5-YEAR CHANGE MAR. 31, 2017 – MAR. 31, 2022 17% 10% Raymond James Peer Group Median 1-YEAR CHANGE MAR. 31, 2021 – MAR. 31, 2022 TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION Note: Charts not to scale. Based on publicly available information and RJF estimates and analysis. The definitions for client assets may be inconsistent across companies. Peer Group Median includes Ameriprise, Bank of America/Merrill Lynch, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo.

341 749 332 408 FY 2016 FY 2021 FYTD 2021 FYTD 2022 PRE-TAX INCOME $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. 34 Private Client Group results 3,616 6,611 3,114 3,761 FY 2016 FY 2021 FYTD 2021 FYTD 2022 NET REVENUES $ MILLIONS 13% 5-Year CAGR 17% 5-Year CAGR 21% Y/Y Change 23% Y/Y Change

35 Private Client Group purpose As the most advisor-centric firm, we help clients live their best lives.

36 Private Client Group vision Maintain industry-leading growth by attracting, supporting, and digitally empowering advisors across multiple affiliation options to leverage the entire firm’s resources and Service 1st culture to help clients live their best lives.

37 Strategic imperatives Digitally Empower Advisors & Clients Leverage Entire Firm’s Resources

38 Digital empowerment Operational Efficiency & Risk Management Mobile Office Device Agnostic Design Surface Relevant Insights Automate Processes Business Growth & Client Engagement Collaborate & Track Progress Enable Digital Advice Personalize & Gamify Tools Provide Holistic Wealth Platform

39 Leveraging technology for efficiency + 50% Client Access # ACCOUNTS eDelivery + 71% eSignature USAGE Vault 5 million INCREMENTAL PAPER DOCUMENTS SAVED UPLOADS + 118% Note: Technology utilization increases measured over two years, March 2020 – March 2022.

40 Market share opportunity Note: Data as of September 30, 2021.

41

2022 ANALYST & INVESTOR DAY Q&A Scott Curtis President, Private Client Group

2022 ANALYST & INVESTOR DAY Asset Management Jeff Dowdle COO, Raymond James Financial & President, Asset Management Group Bob Kendall President, Carillon Tower Advisers

Note: As of March 31, 2022. Asset Management Segment 44 ASSET MANAGEMENT SERVICES (AMS) CARILLON TOWER ADVISERS (CTA) RAYMOND JAMES TRUST Offers discretionary and non- discretionary fee-based programs—both managed and non-managed—exclusively to PCG advisors and clients $140.1 billion of financial assets under management $372.0 billion of assets in non- discretionary asset-based programs Offers a variety of equity and fixed income objectives managed by highly experienced portfolio managed teams Provides separately managed accounts and mutual funds to institutional and retail clients $64.0 billion of financial assets under management $7.8 billion of assets in non-discretionary asset-based programs Provides a broad range of personal trust services exclusively to PCG advisors and clients $8.4 billion of client assets

45 Asset Management Segment 132 389 170 210 FY 2016 FY 2021 FYTD 2021 FYTD 2022 PRE-TAX INCOME $ MILLIONS 404 867 404 470 FY 2016 FY 2021 FYTD 2021 FYTD 2022 NET REVENUES $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. 17% 5-Year CAGR 16% Y/Y Change 24% 5-Year CAGR 24% Y/Y Change

Note: 5-year CAGR for period FY 2016 – FY 2021. *Excludes those fee-based assets for which the Asset Management segment does not exercise discretion but provides administrative support. 46 Asset Management Segment 54.5 70.0 83.3 91.8 102.2 134.4 140.127.2 31.8 63.3 58.5 59.5 67.8 64.0 (4.7) (5.4) (5.7) (7.2) (8.6) (10.3) (10.4) FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Mar. 31, 2022 FINANCIAL ASSETS UNDER MANAGEMENT* $ BILLIONS AMS CTA Managed for Affiliates 20% 5-Year CAGR 77.0 96.4 140.9 143.1 153.1 191.9 193.7

47 Asset Management Services growth initiatives Implement technology for increased productivity Enhance Environmental, Social, Governance (ESG) strategy offering Continue to develop and enhance products that attract advisors and drive higher penetration of fee- based accounts

Carillon Tower Advisers BOB KENDALL PRESIDENT, CARILLON TOWER ADVISERS 48

Carillon Tower Advisers



RAYMOND JAMES
CARILLON TOWER ADVISERS
Business Services
Dedicated Support Professionals
Legal
Accounting
HR
Compliance
Real Estate
IT
Mutual Fund Administration
Client Coverage & Marketing
100+ Dedicated Associates
Institutional
Intermediary
Retirement
International
Strategic Accounts
Portfolio Specialists
Client PMs
RFP Team
Marketing, Content, Creative
EAGLE Asset Management
St. Petersburg, Florida
Managing assets since 1984
COUGAR GLOBAL INVESTMENTS
Toronto, Ontario
Managing assets since 1993
CLARIVEST ASSET MANAGEMENT LLC
San Diego, California
Managing assets since 2006
REAMS ASSET MANAGEMENT
A Division of Scout Investments
Indianapolis, Indiana
Managing assets since 1981
Scout Investments
Kansas City, Missouri
Managing assets since 1982

Note: As of March 31, 2022. The diversified structure is representative. Actual corporate subsidiary relationship between the firms listed may differ; Cougar is a subsidiary of Raymond James International Canada, Inc.; ClariVest is a subsidiary of Eagle Asset management; Reams Asset Management is a division of Scout Investments. Carillon is established as a Florida Corporation and is SEC Registered; The Carillon Funds are established as a Delaware Investment Trust.

49

RAYMOND JAMES

Carillon Tower Advisers 50 Note: As of March 31, 2022. *Includes all affiliates of Carillon: Eagle Asset Management, Reams Asset Management, ClariVest Asset Management, Scout Investments, and Cougar Global Investments. Includes discretionary and non-discretionary accounts 45% 41% 14% Equity Fixed Income Alternatives/Multi -Asset 48% 40% 11% 2% Intermediary US Institutional Retirement International 49% 31% 9% 9% 2% Eagle Reams Scout ClariVest Cougar BY ASSET CLASS* BY CLIENT SEGMENT* BY AFFILIATE* $71.8 BILLION ASSETS UNDER ADVISEMENT*

27.2 31.8 63.3 58.5 59.5 67.8 64.0 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Mar. 31, 2022 NET FLOWS & ASSETS UNDER MANAGEMENT $ BILLIONS 51 Note: 5-year CAGR for period FY 2016 – FY 2021. CTA net flows calculation includes sales and contributions less cancelled accounts and withdrawals. FYTD 2022 includes first two quarters of fiscal year 2022. -4.5% 0.9% -0.2% -9.1% -9.2% -0.9% -1.8% 20% 5-Year CAGR Carillon Tower Advisers Net Flows as % of Assets Under Management Assets Under Management

52 Carillon Tower Advisers FY 2016 FY 2021 FYTD 2021 FYTD 2022 PRE-TAX INCOME $ MILLIONS FY 2016 FY 2021 FYTD 2021 FYTD 2022 NET REVENUES $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. 13% 5-Year CAGR 4% Y/Y Change 23% 5-Year CAGR 10% Y/Y Change

Industry trends 53 Proliferation of Environmental, Social, Governance (ESG) Institutionalization of intermediary clients Increasing market share of passive management Growth of alternatives Continued pressures on fee rates Rationalization of partners at broker dealers Consolidation of asset managers through M&A

54 Carillon’s growth strategy Acquire asset classes & capabilities Leverage relationships and capabilities throughout Raymond James Expand capabilities Align and strengthen core lines of business Enhance investment resources

2022 ANALYST & INVESTOR DAY Q&A Jeff Dowdle COO, Raymond James Financial and President, Asset Management Group Bob Kendall President, Carillon Tower Advisers

2022 ANALYST & INVESTOR DAY Raymond James Bank Steve Raney Chairman & CEO, Raymond James Bank

Note: As of or for the three-months ended March 31, 2022. 57 Raymond James Bank OVERVIEW Total assets of $38.6 billion Stable, low-cost source of deposits Flexible deposit base and capital base Serve financial advisors, retail & institutional clients Diversified loan portfolio with $27.9 billion outstanding Loan growth of 22% year-over-year Conservative credit standards $27.9 billion Loans Outstanding 2.01% Net Interest Margin 0.27% Nonperforming Assets as a % of Total Assets

15,211 24,994 22,879 27,883 FY 2016 FY 2021 Mar. 31, 2021 Mar. 31, 2022 NET LOANS $ MILLIONS 337 367 182 185 FY 2016 FY 2021 FYTD 2021 FYTD 2022 PRE-TAX INCOME $ MILLIONS 58 Growth driven by targeted loan growth 494 672 327 380 FY 2016 FY 2021 FYTD 2021 FYTD 2022 NET REVENUES $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. 6% 5-Year CAGR 16% Y/Y Change 2% 5-Year CAGR 2% Y/Y Change 10% 5-Year CAGR 22% Y/Y Change

59 Net interest margin 3.04% 3.10% 3.22% 3.32% 2.63% 1.95% 1.97% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022 RAYMOND JAMES BANK NET INTEREST MARGIN Note: FYTD 2022 includes first two quarters of fiscal year 2022.

Diversified asset portfolio with greater mix of PCG client loans and securities

ASSET MIX


REIT Loans, 4%
Tax-Exempt Loans, 3%
Loans Held for Sale, 1%
Cash and Other Assets, 4%
C&I Loans, 23%
CRE Loans, 9%
$38.6 BILLION
TOTAL ASSETS
$27.9 BILLION
TOTAL LOANS, NET
Residential Mortgage Loans, 15%
Available-For-Sale Securities, 23%
SBL and Other Loans, 18%

Commercial & Industrial Portfolio (C&I)
- All senior positions, no mezzanine lending
- Highly diversified with no industry category representing more than 3.2% of total loans
- Typically loans to larger companies with EBITDA>$100 million and track record of access to other capital sources; 45% of commitments are to public companies

Commercial Real Estate Portfolio (CRE)
- Majority of project loans are to fully stabilized properties with average loan-to-value of 63%; construction loans represent ~1% of total loans

Real Estate Investment Trusts (REIT)
- REITs that are typically more diversified, have a track record of access to other capital sources, and have at or near investment grade ratings

Residential Mortgage Portfolio
- Majority of mortgages to Private Client Group clients, diversified across the country
- Average loan-to-value of 64% at origination; average FICO score of 759
- Almost entire portfolio are first mortgages; no Alt. A / subprime / negative amortizing mortgages

Securities-Based Lending and Other PCG Loans Portfolio
- Flexible, SOFR-based line of credit used for non-purpose lending
- Collateralized by assets in brokerage accounts
- Structured Lending offered to High Net Worth / Ultra-High Net Worth Private Client Group clients

Available-For-Sale Securities Portfolio
- Primarily agency MBS, agency CMOs, and U.S. Treasuries
- Target average life of ~3.5 years

Note: As of March 31, 2022.

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RAYMOND JAMES

Note: Tax-exempt loans are excluded from the chart as there were relatively small balances in March 2017. *Quarter-end balances as of March 31, 2017 and March 31, 2022, respectively. **Corporate loans includes C&I, CRE and CRE construction loans for the quarter ended March 31, 2017, and includes C&I, CRE and REIT loans for the quarter ended March 31, 2022. 61 Loan growth 27% 16% 6% SBL and Other Loans Residential Mortgage Loans Corporate Loans** RAYMOND JAMES BANK LOANS* 5-YEAR CAGRS (MARCH 31, 2017 – MARCH 31, 2022) 41% 5-Year CAGR Agency-Backed Securities Portfolio

62 Key credit trends 55 169 80 34 26 3 14 24 28 13 20 22 233 (32) 10 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FYTD 22* BANK LOAN LOSS PROVISION/(BENEFIT) FOR CREDIT LOSSES $ MILLIONS 12.59% 10.10% 7.23% 5.83% 3.98% 1.84% 2.15% 1.94% 1.54% 1.18%1.36% 4.35% 3.27% 2.63% FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 2Q FY22** CRITICIZED LOANS AS % OF TOTAL LOANS 0.66% 2.10% 2.48% 1.64% 1.18% 0.99% 0.69% 0.39% 0.50% 0.21% 0.12% 0.18% 0.10% 0.20% 0.27% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 2Q FY22** NONPERFORMING ASSETS AS % OF TOTAL ASSETS 1.23% 2.23% 2.36% 2.18% 1.81% 1.52% 1.33% 1.32% 1.30% 1.11% 1.04% 1.04% 1.65% 1.27% 1.17% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 2Q FY22** BANK LOAN ALLOWANCE FOR CREDIT LOSSES AS % OF TOTAL LOANS Note: Charts not to scale. *FYTD 2022 includes first two quarters of fiscal year 2022. **2Q FY 2022 as of March 31, 2022.

63 Duration profile Note: As of March 31, 2022. Percentages shown are as a percent of total Raymond James Bank assets. Total will not equal 100% due to Cash and Other Assets and Loans Held for Sale being excluded from pie chart. Effective duration is measured as a percent change in price for every 1% change in rates. Medium duration equals 2- 4%, medium to long duration equals 4-6% and long duration equals over 6%. *Includes CRE construction loans and CRE loans. ~41% of assets with duration ASSET MIX EFFECTIVE DURATION PROFILE

64 Growth initiatives Continue to grow securities-based loans and residential mortgages to PCG clients Continue to selectively grow the corporate loan portfolio Maintain conservative underwriting standards and continue managing credit risk

2022 ANALYST & INVESTOR DAY Q&A Steve Raney Chairman & CEO, Raymond James Bank

2022 ANALYST & INVESTOR DAY Financial Review Paul Shoukry Chief Financial Officer, Raymond James Financial

67 Financial priorities focused on being a source of strength and providing flexibility in any market environment Track record of generating operating leverage Well positioned for higher short-term interest rates Consistent capital priorities focused on growth Strong balance sheet

68 Consistent capital priorities focused on growth Organic growth across all our core businesses Acquisitions that represent good cultural and strategic fits Dividend target of 20-30% of earnings Share repurchases to offset share-based compensation dilution and incremental repurchases on an opportunistic basis CAPITAL PRIORITIZATION FRAMEWORK

Capital return through dividends and share repurchases

DIVIDENDS PAID AND SHARE REPURCHASES
$ MILLIONS



Share Repurchases*
Dividends Paid
258
113
145
127
127
187
151
36
943
191
752
468
205
263
336
218
118
131
131
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
FYTD 2022

	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FYTD 2022
# of Shares Repurchased* (thousands)	4,745	-	602	14,740	5,028	1,474	-
Average Share Price of Shares Repurchased	$30.46	-	$60.39	$51.00	$52.33	$80.21	-

- Since FY 2016, returned $2.4 billion to shareholders through dividends and share repurchases.
- Quarterly dividend rate of $0.34 per share declared on February 25, 2022.
- Target dividend of 20-30% of earnings. In market downturns, the company strives to maintain its most recent dividend, if feasible.
- Remain committed to offset share-based compensation dilution and expect to opportunistically repurchase shares over the long-term.
- $1 billion remains under current share repurchase authorization**.

Note: During our fiscal fourth quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, paid on September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split. FYTD 2022 includes first two quarters of fiscal year 2022. *Under the Board of Directors' share repurchase authorization. **As of May 24, 2022.

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RAYMOND JAMES

70 Track record of strong revenue growth through diverse revenue streams 5,405 6,371 7,274 7,740 7,990 9,760 4,594 5,454 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2021 FYTD 2022 CONSOLIDATED NET REVENUES $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 include first two quarters of fiscal year 2022 and 2021, respectively. *Asset-based revenues include asset management and related administrative fees, asset-based brokerage revenues, interest income, RJBDP fees, and mutual fund and annuity service fees. 13% 5-Year CAGR 19% Y/Y Change 66% 69% 73% 74% 72% 69% 69% 71% Asset-Based Revenues*(%)

861 1,119 1,315 1,409 1,105 1,908 848 1,008 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2021 FYTD 2022 CONSOLIDATED ADJUSTED PRE-TAX INCOME* $ MILLIONS Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. * This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. 71 Track record of generating operating leverage 801 925 1,311 1,375 1,052 1,791 846 991 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2021 FYTD 2022 CONSOLIDATED PRE-TAX INCOME $ MILLIONS 18% 5-Year CAGR 17% Y/Y Change 17% 5-Year CAGR 19% Y/Y Change

$2.62 $7.05 $3.17 $3.67 FY 2016 FY 2021 FYTD 2021 FYTD 2022 ADJUSTED EARNINGS PER DILUTED SHARE* Note: 5-year CAGR for period FY 2016 – FY 2021. FYTD 2022 and FYTD 2021 includes first two quarters of fiscal year 2022 and 2021, respectively. Charts not to scale. All share and per share information has been retroactively adjusted to reflect the September 21, 2021 3-for-2 stock split. * This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. 72 Track record of generating operating leverage $2.44 $6.63 $3.16 $3.61 FY 2016 FY 2021 FYTD 2021 FYTD 2022 EARNINGS PER DILUTED SHARE 22% 5-Year CAGR 22% 5-Year CAGR 16% Y/Y Change 14% Y/Y Change

73 Pre-tax margin 14.8% 14.5% 18.0% 17.8% 13.2% 18.4% 18.2% 15.9% 17.6% 18.1% 18.2% 13.8% 19.5% 18.5% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022** PRE-TAX MARGIN* Pre-Tax Margin (GAAP) Adjusted Pre-Tax Margin (Non-GAAP)*** *On net revenues. **Six months ended March 31, 2022, annualized. ***This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

74 Return on equity 11.3% 12.2% 14.4% 16.2% 11.9% 18.4% 18.1% 12.1% 14.5% 16.0% 16.7% 12.5% 19.5% 18.4% FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FYTD 2022* RETURN ON EQUITY Return on Equity Adjusted Return on Equity** *Six months ended March 31, 2022, annualized. **This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non- GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

75 Significant portion of growth-driven variable expenses PCG Financial Advisor Compensation & Benefits, 54% Incentive Compensation, 11% All Other Compensation and Benefits, 19% CONSOLIDATED NON-INTEREST EXPENSES Note: FYTD 2022 includes first two quarters of fiscal year 2022. FYTD 2022 ~65% of Consolidated Expenses are PCG Financial Advisor Compensation & Benefits and Incentive Compensation NON-COMPENSATION EXPENSES COMPENSATION EXPENSES Communications & Information Processing, 5% Occupancy & Equipment, 3% Business Development, 2% Investment Sub-Advisory Fees, 2% Professional Fees, 1% Bank Loan Provision for Credit Losses, 0.2% Other, 3%

Well positioned for higher short-term interest rates

CLIENTS' DOMESTIC CASH SWEEP BALANCES AND CORRESPONDING ASSETS
$ BILLIONS



Clients' Domestic Cash Sweep Balances ($76.5)
Corresponding Assets
Raymond James Bank Deposit Program (RJBDP) ($59.5)
Raymond James Bank's Earning Assets ($~34[1])
• Net interest income to Raymond James Bank
• Account and service fees to PCG segment[2]
Third-Party Banks ($~26)
• Account and service fees mainly to PCG segment
Brokerage Client Cash / Client Interest Program ($17.0)
Client Margin Loans & Segregated Assets ($17.0[3])
• Net interest income to PCG segment

Note: As of March 31, 2022. The diagram does not contain all of the firm's interest-bearing assets and liabilities. Instead, the diagram is intended to only illustrate those interest-bearing assets and liabilities that are related to clients' domestic cash sweep balances. The numbers on this page are directional and may not tie perfectly to other financial reports. The numbers may not tie due to rounding. 1. Assets for RJ Bank were ~$39 billion; the ~$34 billion represents the estimated amount funded with client cash sweep balances (the other portion funded with capital, other borrowings, and other cash balances). 2. These Account and Service Fees from RJ Bank to PCG are eliminated in the consolidated financial statements. 3. Client Margin Loans and Segregated Assets of $17.0 billion reflect portion attributable to corresponding cash balances, the actual amount of these balances is larger and includes other items.

76

RAYMOND JAMES

Note: As of March 31, 2022. *This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates ("RJ&A"), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. **This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. ***To be considered well capitalized. 77 Strong balance sheet $ in millions, except per share amounts 2Q22 Total assets $ 73,101 RJF corporate cash* $ 2,229 Total equity attributable to RJF $ 8,602 Book value per share $ 41.38 Tangible book value per share** $ 36.46 Weighted-average common and common equivalent shares outstanding – diluted 213.0 Tier 1 capital ratio 23.9% Total capital ratio 25.0% Tier 1 leverage ratio 11.1% Regulatory Requirements*** 8% 10% 5% CREDIT RATINGS Moody’s A3 rating and Stable Outlook Standard and Poor’s BBB+ rating and Positive Outlook Fitch A- rating and Stable Outlook

78 Simple and stable funding and capital base Bank Deposits, 47% Brokerage Client Payables, 31% Shareholders' Equity, 12% Senior Notes Payable, 3% All Other, 7% TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY as of Mar. 31, 2022 Weighted-average remaining maturity of notes outstanding of ~22 years ~90% FDIC-Insured

79 Strong capital ratios 5% 10% 15% 20% 25% 30% 4% 5% 6% 7% 8% 9% 10% 11% 12% T o ta l C a p it a l R a ti o * Tier 1 Leverage Ratio** Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RJF Peer 1 Regulatory Requirements to be Well Capitalized R J F T a rg e t Note: Sourced from publicly available information as of March 31, 2022. *Total Capital Ratio is equal to Total Capital divided by risk weighted assets (as defined by regulations). **Tier 1 Leverage Ratio is equal to Tier 1 Capital divided by average total assets (as defined by regulations).

80 Key long-term capital and liquidity targets Target Current* Tier 1 leverage ratio for RJF > 10% 11.1% RJF corporate cash** > $1.2 B $2.2 B Total debt to book capitalization ratio*** < 32% 19.3% *As of March 31, 2022. **This amount includes cash on hand at the parent, as well as parent cash loaned to RJ&A, which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. ***Calculated as consolidated funded indebtedness (corporate debt/senior notes plus other borrowings less FHLB advances) divided by consolidated RJF equity plus consolidated funded indebtedness.

81 Historical financial targets Note: These targets were operating targets that excluded any potential non-GAAP items and were provided during the Analyst & Investor Day in the respective year. There was no Analyst & Investor Day event held in 2020. 1. On net revenues. 2. Adjusted Return on Tangible Common Equity target commenced in 2021. 2016 2017 2018 2019 2021 Compensation Ratio(1) < 68% < 67% < 66.5% < 66.5% < 70% Adjusted Pre-Tax Margin(1) > 16% > 17% > 18% > 18% 15%-16% Adjusted Return on Equity 11%-12% 14%-15% 16%-17% 16%-17% 14%-15%+ Adjusted Return on Tangible Common Equity(2) n/a n/a n/a n/a 16%-17%+ Target Federal Funds range when RJF targets given 0.25%-0.50% 1.00%-1.25% 1.75%-2.00% 2.25%-2.50% 0.00%-0.25%

82 Financial targets < 66% Adjusted Pre-Tax Margin(1),(2) Compensation Ratio(1) Adjusted Return on Equity(2) 19%-20%+ 16%-17% Note: These targets are operating targets that exclude any potential non-GAAP items. Achieving these targets could be impacted by various factors. 1. On net revenues. 2. This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. KEY ASSUMPTIONS: • Current equity markets • Business volumes comparable to second fiscal quarter • Assumes forward rate curve over next 12 months • Targets include impact of TriState Capital Holdings, Inc. acquisition which is expected to close by end of fiscal third quarter 2022 19%-20% Adjusted Return on Tangible Common Equity(2)

2022 ANALYST & INVESTOR DAY Q&A Paul Shoukry Chief Financial Officer, Raymond James Financial

2022 ANALYST & INVESTOR DAY Appendix

2022 ANALYST & INVESTOR DAY Presenter Biographies

Paul Reilly Paul Reilly became chief executive officer of Raymond James Financial in May 2010, after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2006. From July 2007 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was CEO at KPMG International, a firm of more than 100,000 employees with annual revenues of $12 billion. Based in Amsterdam, he was responsible for the overall strategy and implementation of the firm's products, services and infrastructure on a global basis. Before being named CEO at KPMG, he ran the firm's financial services business and earlier had held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Mendoza Graduate Alumni Board and the Business Advisory Council, and being recognized as a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation. He is a financial services industry leader, serving on the board of the Financial Services Roundtable and as an executive committee member of SIFMA, and also is active in charitable causes, including involvement with the National Leadership Roundtable on Church Management, Our Lady of Divine Providence House of Prayer in Clearwater, Florida, the United Way Suncoast, and the American Heart Association’s Tampa Bay Heart Walk. Chair & Chief Executive Officer, Raymond James Financial Presenter biographies 86

Scott Curtis Scott Curtis is president of Raymond James’ Private Client Group, leading the firm’s domestic wealth management businesses that include more than 8,000 employee and independent financial advisors and generate more than 70% of overall firm revenues. Prior to his current role, he served as president of Raymond James Financial Services, directing the firm’s independent advisor business. From 2006 to 2012, Mr. Curtis was senior vice president of the Raymond James & Associates Private Client Group where he was responsible for leading multiple initiatives focused on revenue growth, efficiency enhancements, product development, risk mitigation and service improvement. He joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles, including as national sales director for packaged investment products and as president of the firm’s retail broker/dealer. Mr. Curtis earned his MBA from the Ross School of Business at the University of Michigan and received a bachelor’s degree in economics and English from Denison University. He is a member of the Raymond James Financial Executive Committee and serves on the board of Raymond James Bank and Raymond James Ltd., the firm’s Canadian subsidiary. Mr. Curtis is also a member of the FINRA Membership Committee and serves on the board of The Financial Services Institute, the Chi Chi Rodriguez Youth Foundation, and the United Way Suncoast. President, Private Client Group Presenter biographies 87

Jeff Dowdle Serving as the chief operating officer of Raymond James Financial, Inc., Jeff Dowdle oversees the firm’s investment management subsidiaries and several of the firm’s corporate administrative departments. A 30-year veteran of Raymond James, Mr. Dowdle was previously chief administrative officer and president of the firm’s Asset Management Group. In 1987, Mr. Dowdle entered the financial services industry as a financial analyst for Simmons & Company International in Houston, Texas. He began his association with Raymond James in 1991 working for Tom James as assistant to the chairman. Mr. Dowdle joined the Asset Management Services division in 1993 and assumed management responsibility in 1999. He has served on the Raymond James Executive Committee since 2012. He served as a member of the Raymond James & Associates Executive Council from 1999 to 2001 and again from 2015 to 2017. He also served as a director of the Awad Asset Management subsidiary from 2001 to 2006. Outside of Raymond James, Mr. Dowdle serves on the Board of Governors and Executive Committee of the Money Management Institute and on the Board of Trustees of Academy Prep Center of Tampa. Mr. Dowdle graduated summa cum laude in 1987 from Rice University with a bachelor’s degree in economics and mathematical sciences, and was also inducted as a Phi Beta Kappa member that year. In 1990, he earned his MBA with distinction in finance from the Wharton School of Business at the University of Pennsylvania. He graduated from the Securities Industry Institute at the Wharton School of Business in 1999 and earned his Certified Investment Management AnalystSM designation in 2004. Mr. Dowdle and his wife, Jeanne, enjoy traveling and spending time with their seven children (including two by marriage) and two amazing grandsons. Chief Operating Officer, Raymond James Financial & President, Asset Management Group Presenter biographies 88

Robert “Bob” Kendall Robert Kendall is President of Carillon Tower Advisers, overseeing all strategic growth and business development efforts. He joined the firm in 2021. An accomplished veteran with 26 years of asset management industry experience, he has significant experience in investments, distribution, product structures, operating models, financials, and international markets. Previously, he was CEO of DWS Americas. At DWS Group, the global asset management business of Deutsche Bank, and its predecessor organizations, he led the formation of DWS USA Corporation and oversaw all aspects of its strategic business growth and development in the United States. Earlier in his career, he served in multiple leadership roles across client coverage, account management, and product development at the Van Kampen Investments unit of Morgan Stanley Investment Management. He is a graduate of the University of Iowa Tippie College of Business. President, Carillon Tower Advisers Presenter biographies 89

Steve Raney Steve Raney is the chairman and CEO of Raymond James Bank, a wholly-owned subsidiary of Raymond James Financial. Steve also serves as chairman of Raymond James Trust, and is one of the 13 members of Raymond James Financial’s Executive Committee. Steve joined Raymond James Bank in 2006 as CEO following a 17-year career at Bank of America. He is the past chairman of the board of trustees of the Tampa Bay History Center and serves on the board of directors of Starting Right, Now ‒ a program aimed at meeting the needs of homeless high school students in the Tampa Bay community. He is one of the founding members of the Tampa Bay chapter of the American Enterprise Institute, and he serves on the board of the Tampa Bay Partnership, the Tampa Bay area’s economic development organization. Steve is a Raymond James representative to the Florida Council of 100 and serves on the board of the Midsize Bank Coalition of America. Steve is a Tampa native and earned a bachelor’s degree in finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. He and his wife Natalie live in Tampa; they have two sons and are members of South Tampa Fellowship Church. Chairman & Chief Executive Officer, Raymond James Bank Presenter biographies 90

Paul Shoukry Paul Shoukry is chief financial officer and treasurer of Raymond James Financial, Inc. (NYSE: RJF). He is responsible for the overall financial management of the company, including balance sheet management, financial reporting, investor relations, corporate tax, cash management, regulatory reporting and financial planning and analysis. He is a member of the firm’s Executive Committee. Mr. Shoukry joined Raymond James in 2010 to participate in the firm's Assistant to the Chairman program. He earned an MBA with honors from Columbia University. Before business school, Mr. Shoukry worked for a strategy consulting firm that focused on serving clients in the financial services industry. He started his career as a commercial banker after graduating magna cum laude with a Bachelor and Master of Accounting from The University of Georgia. Mr. Shoukry also completed the Strategic CFO Program at The Wharton School. He is a Certified Public Accountant (CPA), a Certified Treasury Professional, and a Series 7 and 27 holder. Mr. Shoukry enjoys spending time with his wife and three children. He is passionate about childhood education and serves on the advisory board of Step Up for Students. He is the executive sponsor for the firm's multicultural network. Chief Financial Officer, Raymond James Financial Presenter biographies 91

92 Executive Committee Paul Reilly Chair & CEO Raymond James Financial Bella Loykhter Allaire EVP, Technology & Operations Raymond James Financial Chris Aisenbrey Chief Human Resources Officer Raymond James Financial Jim Bunn President Global Equities & Investment Banking Horace Carter President Fixed Income Jamie Coulter Chief Executive Officer Raymond James Limited Tash Elwyn President & CEO Raymond James & Associates Jodi Perry President, Independent Contractors Division Raymond James Financial Services Scott Curtis President Private Client Group Jeff Dowdle Chief Operating Officer Raymond James Financial President Asset Management Group Steve Raney Chairman & CEO Raymond James Bank Jonathan Santelli EVP & General Counsel Raymond James Financial Paul Shoukry Chief Financial Officer Raymond James Financial

2022 ANALYST & INVESTOR DAY Non-GAAP Financial Measures

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Six months ended		Twelve months ended					
$ in millions, except per share amounts	March 31, 2021	March 31, 2022	September 30, 2016	September 30, 2017	September 30, 2018	September 30, 2019	September 30, 2020	September 30, 2021
Net income [1]	$ 667	$ 769	$ 529	$ 636	$ 857	$ 1,034	$ 818	$ 1,403
Non-GAAP adjustments:								
Acquisition and disposition-related expenses [2]	2	17	41	18	4	15	7	19
Losses on extinguishment of debt [3]	-	-	-	46	-	-	-	98
Jay Peak settlement [4]	-	-	20	130	-	-	-	-
Reduction in workforce expenses [5]	-	-	-	-	-	-	46	-
Goodwill impairment [6]	-	-	-	-	-	19	-	-
Pre-tax impact of non-GAAP adjustments	2	17	61	194	4	34	53	117
Tax effect of non-GAAP adjustments	-	(4)	(21)	(62)	(1)	-	(13)	(28)
Impact of the tax act [7]	-	-	-	-	105	-	-	-
Total non-GAAP adjustments, net of tax	2	13	40	132	108	34	40	89
Adjusted net income	$ 669	$ 782	$ 569	$ 768	$ 965	$ 1,068	$ 858	$ 1,492
Pre-tax income [1]	$ 846	$ 991	$ 801	$ 925	$ 1,311	$ 1,375	$ 1,052	$ 1,791
Pre-tax impact of non-GAAP adjustments (as detailed above)	2	17	61	194	4	34	53	117
Adjusted pre-tax income	$ 848	$ 1,008	$ 862	$ 1,119	$ 1,315	$ 1,409	$ 1,105	$ 1,908
Pre-tax margin [8]	18.4%	18.2%	14.8%	14.5%	18.0%	17.8%	13.2%	18.4%
Adjusted pre-tax margin [8]	18.5%	18.5%	15.9%	17.6%	18.1%	18.2%	13.8%	19.5%

94

Continued on next slide

RAYMOND JAMES

Reconciliation of non-GAAP financial measures to GAAP financial measures

$ in millions, except per share amounts	Six months ended March 31, 2021	Six months ended March 31, 2022	Twelve months ended September 30, 2016	Twelve months ended September 30, 2017	Twelve months ended September 30, 2018	Twelve months ended September 30, 2019	Twelve months ended September 30, 2020	Twelve months ended September 30, 2021
Earnings per common share [9] [10]:								
Basic	$ 3.23	$ 3.71	$ 2.48	$ 2.95	$ 3.93	$ 4.88	$ 3.96	$ 6.81
Diluted	$ 3.16	$ 3.61	$ 2.44	$ 2.89	$ 3.84	$ 4.78	$ 3.88	$ 6.63
Adjusted earnings per common share [9] [10]:								
Adjusted basic	$ 3.24	$ 3.77	$ 2.67	$ 3.57	$ 4.42	$ 5.04	$ 4.15	$ 7.24
Adjusted diluted	$ 3.17	$ 3.67	$ 2.62	$ 3.49	$ 4.31	$ 4.94	$ 4.08	$ 7.05
Weghted average common shares outstanding - basic [10]	206.0	207.0	212.7	215.0	218.0	211.5	206.4	205.7
Weighted average common shares outstanding - diluted [10]	210.6	212.6	216.8	219.9	223.2	216.0	210.3	211.2
Average equity [11]	7,356	8,482	4,696	5,235	5,949	6,392	6,860	7,635
Adjusted average equity [11]	7,357	8,488	4,708	5,310	6,043	6,408	6,868	7,669
Return on equity [12]	18.1%	18.1%	11.3%	12.2%	14.4%	16.2%	11.9%	18.4%
Adjusted return on equity [12]	18.2%	18.4%	12.1%	14.5%	16.0%	16.7%	12.5%	19.5%

Book value per share [10] [13]

$ in millions, except per share amounts	As of March 31, 2021	As of March 31, 2022
Total equity attributable to Raymond James Financial, Inc.	$ 7,592	$ 8,602
Less non-GAAP adjustments:		
Goodwill and identifiable intangible assets, net	868	1,110
Deferred tax liabilities, net	(56)	(88)
Tangible common equity attributable to Raymond James Financial, Inc.	$ 6,780	$ 7,580
Common shares outstanding [10]	205.8	207.9
Book value per share [10] [13]	$ 36.89	$ 41.38
Tangible book value per share [10] [13]	$ 32.94	$ 36.46

95

RAYMOND JAMES

96 Footnotes (1) Excludes non-controlling interests. (2) The six months ended March 31, 2022 included expenses in our Other segment associated with our acquisition of Charles Stanley Group PLC (“Charles Stanley”), which was completed in January 2022, our announced acquisitions of TriState Capital Holdings, Inc. ("TriState") and SumRidge Partners, LLC ("SumRidge"). The six months ended March 31, 2021 included expenses in our Other segment associated with our acquisitions of NWPS Holdings, Inc. ("NWPS") and its wholly-owned subsidiaries, and Financo, LLC ("Financo"), which were completed in fiscal 2021. The twelve months ended September 30, 2021 included expenses in our Other segment associated with our acquisitions of NWPS, Financo, and Cebile Capital, which were completed in fiscal 2021, Charles Stanley, and our announced acquisition of TriState. The twelve months ended September 30, 2021 also included amortization expense in our Capital Markets segment related to intangible assets with short useful lives associated with our Financo and Cebile Capital acquisitions for fiscal 2021. The twelve months ended September 30, 2020 included a $7 million loss in our Capital Markets segment related to the sale of our interests in certain entities that operated predominantly in France. The twelve months ended September 30, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. The twelve months ended September 30, 2018 and September 30, 2017 included expenses associated with our acquisition of Scout Investments and its Reams Asset Management division. The twelve months ended September 30, 2016 included expenses associated with our acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH. (3) Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. (4) Other expenses included legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). (5) Reduction in workforce expenses for the twelve months ended September 30, 2020 are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses primarily consist of severance and related payroll expenses, as well as expenses related to company-paid benefits. These expenses are included in our Other segment. (6) The twelve months ended September 30, 2019 included a $19 million goodwill impairment charge associated with our Canadian Capital Markets business. (7) The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. (8) Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period. (9) Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. (10) During our fourth fiscal quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, paid on September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split.

97 Footnotes (cont.) (11) Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. For the annual period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period. (12) Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period. (13) Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.